UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 7, 2026
Vistagen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
343 Allerton Ave.
South San Francisco, California 94080
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of Executive Severance Plan

On October 7, 2026, the Board of Directors (the “Board”) of Vistagen Therapeutics, Inc. (the “Company”) approved an amendment and restatement of the Company’s Change in Control Executive Severance Plan, which was originally adopted effective August 11, 2026 and described in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026 (as amended and restated, the “Plan”). The amended and restated Plan, which is effective October 7, 2026, expands the circumstances in which Eligible Employees (as defined in the Plan) may receive certain severance benefits following an involuntary termination of employment and makes certain other changes described below. Terms not otherwise defined herein have the meanings assigned to them in the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Under the amended and restated Plan, a “Qualifying Termination” generally means a termination of an Eligible Employee’s employment (i) by the Company without Cause or (ii) by the Eligible Employee for Good Reason during the period beginning three months before and ending eighteen months after a Change in Control (the “Change in Control Period”). As a result, unlike the original Plan, which generally provided benefits only in connection with a qualifying termination occurring within the Change in Control Period and only if a Change in Control actually occurred, the amended and restated Plan provides certain severance benefits to an Eligible Employee whose employment is terminated by the Company without Cause regardless of whether the termination occurs in connection with a Change in Control.

Following a Qualifying Termination that does not occur in connection with a Change in Control and subject to the Eligible Employee’s timely execution and non-revocation of a release of claims in favor of the Company, an Eligible Employee generally will be entitled to (i) a lump-sum cash payment equal to the Eligible Employee’s monthly base salary multiplied by the applicable severance period and (ii) if the Eligible Employee and/or the Eligible Employee’s eligible dependents timely elect COBRA continuation coverage, a lump-sum cash payment equal to the applicable monthly COBRA premium multiplied by the applicable benefits continuation period.

The amended and restated Plan also generally requires an employee to have completed at least 12 months of full-time employment with the Company to be an Eligible Employee. Each of the Company’s current executive officers is considered an Eligible Employee under the amended and restated Plan. In addition, the amended and restated Plan revises the definition of “Change in Control” to set forth directly in the Plan the transactions constituting a Change in Control.

The foregoing description of the amended and restated Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits Index

Exhibit No.	Description

10.1	Vistagen Therapeutics, Inc. Executive Severance Plan, dated October 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistagen Therapeutics, Inc.

Date: October 9, 2026	By:	/s/ Shawn K. Singh
Shawn K. Singh President and Chief Executive Officer